EXHIBIT 99.1

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the anticipated closing date of the Company’s proposed acquisition of Maxtor; integration efforts related to the Maxtor acquisition; potential share buyback activities; and anticipated levels of capital expenditures. These forward-looking statements are based on information available to Seagate as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives; dependence on the company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality its current and new disc drive products; the adverse impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products; the impact of the announced agreement for the company to acquire Maxtor Corporation on current customer demand during the period prior to a closing of the transaction; the impact of the actual closing of the acquisition of Maxtor, if and when it occurs, on the company’s financial results, including without limitation expected charges associated with restructuring, purchase accounting and other related transaction costs; the possibility that the company’s pending acquisition of Maxtor may not be consummated on a timely basis or at all; and the possibility that the combination of Seagate and Maxtor will not provide the anticipated benefits to the combined company. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 1, 2005; in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on February 3, 2006; and in the Company’s Registration Statement on Form S-4, as originally filed with the U.S. Securities and Exchange Commission on March 14, 2006 and as amended on April 13, 2006. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Quarterly Results

On April 18, 2006, Seagate reported quarterly revenue of $2.3 billion, net income of $274 million and diluted earnings per share of $0.53 for the quarter ended March 31, 2006. Included in these results are an expense of $21 million for non-cash stock based compensation and a $7 million one-time investment gain. These results compare to revenue of $1.97 billion, net income of $229 million and diluted earnings per share of $0.45 in the year-ago quarter. The year-ago results did not reflect costs associated with non-cash stock based compensation.

For the nine months ended March 31, 2006, Seagate reported revenue of $6.7 billion, net income of $833 million and diluted earnings per share of $1.63. This compares to revenue of $5.4 billion, net income of $427 million and diluted earnings per share of $0.85 for the nine-month period ended April 1, 2005.

Pricing

The average selling price for Seagate products, on a blended basis, decreased approximately $2.00 from the December quarter. In aggregate, price decreases on a “like for like” product basis during the March quarter were typical for a March quarter and in line with the company’s expectations at the beginning of the quarter.

Maxtor Integration Planning

Both Maxtor and Seagate have integration management offices in place developing integration work plans and key deliverables. While Seagate and Maxtor remain independent competitors until the close of the Maxtor transaction, cross functional teams are engaged as appropriate planning for a May closing, which, is dependent on regulatory and shareholder approvals. Seagate’s top priority is retention of revenue and to that end a primary objective is to meet all customer requirements and provide required flexibility throughout this transition. In addition, Seagate is focused on the retention of key employees and as noted last quarter, Seagate and Maxtor have retention plans in place.

Share Buyback Program

Because of the announced Maxtor acquisition, Seagate did not buy back any shares during the March 2006 quarter. The full $400 million for stock repurchases, as previously approved by Seagate’s Board of Directors, is still available.

Capital Expenditures

For the first nine months of fiscal 2006, capital investment was $606 million, of which $253 million occurred in the March quarter. Seagate continues to expect capital investment for fiscal year 2006 to be approximately $1 billion. This level of investment reflects the demand for Seagate’s products along with the need to restore some flexibility in Seagate’s factories and also to position the Company to serve its customers during the seasonally strong quarters beginning in September 2006.

Dividend

The company declared a quarterly cash distribution of $0.08 per share to be paid on or before May 19, 2006 to all common shareholders of record as of May 5, 2006.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 31, 2006	July 1, 2005 (a)
ASSETS
Cash and cash equivalents	$1,035	$746
Short-term investments	1,005	1,090
Accounts receivable, net	1,152	1,094
Inventories	549	431
Other current assets	171	141

Total Current Assets	3,912	3,502
Property, equipment and leasehold improvements, net	1,717	1,529
Other non-current assets	348	213

Total Assets	$5,977	$5,244

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,182	$1,108
Accrued employee compensation	286	266
Accrued expenses	424	356
Accrued income taxes	48	46
Current portion of long-term debt	—	4

Total Current Liabilities	1,940	1,780
Other non-current liabilities	194	187
Long-term debt, less current portion	400	736

Total Liabilities	2,534	2,703

Shareholders’ Equity	3,443	2,541

Total Liabilities and Shareholders’ Equity	$5,977	$5,244

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of July 1, 2005.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
Revenue	$2,289	$1,969	$6,677	$5,374

Cost of revenue	1,733	1,492	4,995	4,241
Product development	195	164	573	474
Marketing and administrative	108	78	303	219
Restructuring, net	—	(2)	4	(1)

Total operating expenses	2,036	1,732	5,875	4,933

Income from operations	253	237	802	441

Interest income	19	10	48	23
Interest expense	(7)	(13)	(31)	(35)
Other, net	12	3	22	12

Other income (expense), net	24	—	39	—

Income before income taxes	277	237	841	441
Provision for income taxes	3	8	8	14

Net income	$274	$229	$833	$427

Net income per share:
Basic	$0.56	$0.49	$1.72	$0.92
Diluted	0.53	0.45	1.63	0.85

Number of shares used in per share calculations:
Basic	489	472	483	466
Diluted	521	507	511	500

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	March 31, 2006	April 1, 2005
OPERATING ACTIVITIES
Net income	$833	$427
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	436	345
Stock-based compensation	57	2
Tax benefit from stock options	(14)	—
Other non-cash operating activities, net	(13)	13
Changes in operating assets and liabilities:
Current assets and liabilities	49	96
Non-current assets and liabilities	(53)	45

Net cash provided by operating activities	1,295	928

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(606)	(384)
Purchases of short-term investments	(2,627)	(3,381)
Maturities and sales of short-term investments	2,724	3,164
Acquisitions, net of cash acquired	(28)	—
Other investing activities, net	(134)	(24)

Net cash used in investing activities	(671)	(625)

FINANCING ACTIVITIES
Repayment of long-term debt	(340)	(1)
Issuance of common shares for employee stock plans	106	80
Dividends to shareholders	(115)	(84)
Tax benefit from stock options	14	—

Net cash used in financing activities	(335)	(5)

Increase in cash and cash equivalents	289	298
Cash and cash equivalents at the beginning of the period	746	422

Cash and cash equivalents at the end of the period	$1,035	$720